Exhibit 99.1

BioDelivery Sciences and Meda Launch ONSOLIS

(fentanyl buccal soluble film)

FDA-approved treatment for breakthrough cancer pain available next week

RALEIGH, N.C., October 8, 2009 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that its commercial partner Meda will launch the FDA-approved ONSOLIS (fentanyl buccal soluble film) next week for the management of breakthrough pain (BTP) in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain.

ONSOLIS will be commercialized by Meda Pharmaceuticals, the U.S. subsidiary of Meda, a leading international specialty pharmaceutical company. Meda has initiated a national sales campaign, with a full sales force effort specifically targeting pain management physicians, oncologists, and other healthcare professionals who treat cancer breakthrough pain. ONSOLIS will be promoted through a highly-experienced and well-trained specialty sales force. BDSI receives double-digit royalties on the sales of ONSOLIS as well as milestone payments of up to an additional $30 million upon reaching specified sales thresholds.

“Today is a banner day for BDSI and serves as validation of our business model and ability to bring important new therapeutics to market,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BioDelivery Sciences. “All of us at BDSI, along with our partner Meda, are very excited to provide healthcare practitioners and their patients suffering from breakthrough cancer pain with a new treatment option for this serious and debilitating condition. We are confident that the quality, focus, and dedication of Meda and their specialty sales force will lead to a positive commercial launch and overall sales effort for ONSOLIS.”

ONSOLIS is the first product to utilize BDSI’s patented BioErodible MucoAdhesive (BEMA) drug delivery technology, which consists of a small, dissolvable, polymer film for application to the buccal mucosa (inner lining of the cheek). ONSOLIS utilizes the BEMA technology to deliver the opioid fentanyl. ONSOLIS has been demonstrated in clinical trials to provide rapid plasma concentrations of fentanyl and effective relief of breakthrough pain, in a novel and easy to use buccal soluble film formulation.

For additional information on BDSI, please visit www.biodeliverysciences.com or http://irgnews.com/coi/BDSI where you can find company fact sheets, investor materials, and other information.

About the FOCUS Program

ONSOLIS is available exclusively through the FOCUS (Full Ongoing Commitment to User Safety) Program. The goal of the FOCUS Program for ONSOLIS is to mitigate the risk of ONSOLIS overdose, abuse, addiction, and serious complications due to medication errors. The program includes a specialty distribution system put in place to facilitate the safe use of

ONSOLIS and make it convenient for patients to receive their prescription. Healthcare practitioners interested in learning more about ONSOLIS and the FOCUS program can access all necessary information at www.onsolisfocus.com. The FOCUS program website also contains the healthcare practitioner registration form and educational materials needed in order to prescribe ONSOLIS.

IMPORTANT SAFETY INFORMATION

ONSOLIS is an opioid analgesic indicated only for the management of breakthrough pain in patients with cancer, 18 years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain.

ONSOLIS is contraindicated in opioid non-tolerant patients; acute or postoperative pain, including headache/migraine, dental pain, or use in the emergency room; and patients with intolerance or hypersensitivity to fentanyl, ONSOLIS, or its components. Life-threatening respiratory depression could occur in patients not taking chronic opiates.

ONSOLIS contains fentanyl, a Schedule II controlled substance with abuse liability similar to other opioid analgesics.

Clinically significant respiratory and CNS depression can occur; patients should be monitored accordingly. ONSOLIS films contain medicine in an amount that can be fatal to a child. Keep out of the reach of children and dispose of unneeded films properly. Use with other CNS depressants or CYP3A4 inhibitors may increase depressant effects including hypoventilation (which may lead to potentially fatal respiratory depression), hypotension, and profound sedation; dosage adjustments may be warranted. ONSOLIS may impair ability for the performance of potentially dangerous tasks (e.g., driving a car or operating machinery). ONSOLIS should be titrated cautiously in patients with chronic obstructive pulmonary disease or preexisting medical conditions predisposing them to hypoventilation. ONSOLIS should be administered with extreme caution in patients susceptible to intracranial effects of CO2 retention.

Substantial differences exist in the pharmacokinetic profile of ONSOLIS compared to other fentanyl products that result in clinically important differences in the extent of absorption of fentanyl. As a result of these differences, the substitution of ONSOLIS for any other fentanyl product may result in fatal overdose.

The most common adverse reactions (frequency ≥10%) seen in ONSOLIS clinical trials were: nausea, vomiting, dizziness, dehydration, dyspnea, and somnolence.

Safety and efficacy below age 18 years have not been established. ONSOLIS should be administered with caution to patients with renal or hepatic impairment.

ONSOLIS is available only through a restricted distribution program called the FOCUS Program and requires prescriber, pharmacy, and patient enrollment.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. (NASDAQ:BDSI) is a specialty pharmaceutical company that is focused on developing innovative products to address growing market opportunities, including conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize new products using proven therapeutics. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology: ONSOLIS (fentanyl buccal soluble film) which was approved by FDA on July 16, 2009, for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain, and BEMA Buprenorphine, an analgesic in Phase 2 clinical development with at least one potential target indication for the treatment of moderate to severe pain. The company is working with its BEMA technology and its patented Bioral cochleate technology on products targeted at conditions common to oncology and surgical patients such as pain and infections. The company’s headquarters is located in Raleigh, North Carolina. For more information please visit www.biodeliverysciences.com.

BDSI® , BEMA® and Bioral® are registered trademarks, and ONSOLISTM is a trademark of BioDelivery Sciences International, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results for ONSOLIS, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Contact

Donald Ellis

ICR

925-253-1240

donald.ellis@icrinc.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsinternational.com